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                                                                    Exhibit 23.3

                         CONSENT OF INDEPENDENT AUDITORS

            We consent to the incorporation by reference in the Registration Statements listed below of Digex, Incorporated of our report dated March 28, 2002, with respect to the financial statements of Digex (UK) Limited, included in this Annual Report (Form 10-K) of Digex, Incorporated for the year ended December 31, 2001.

      . (Form S-8 No. 333-84025) pertaining to the registration of 9,000,000 shares of Digex's Class A Common Stock reserved for the Digex Incorporated Long Term Incentive Plan.

      . (Form S-8 No. 333-34506) pertaining to the registration of 650,000 shares of Digex's Class A Common Stock reserved for the Intermedia Communications Inc. 401 (k) plan

      . (Form S-8 No. 333-39098) pertaining to the registration of 6,000,000 shares of Digex's Class A Common Stock reserved for the Digex Incorporated Long Term Incentive Plan.

      .     (Form S-8 No. 333-40240) pertaining to the Digex Incorporated 401(k)
            Plan.


                                        /s/  ERNST & YOUNG LLP

London, England
March 28, 2002